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                                                                    Exhibit 24.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement of our report dated October 12, 1995 included in Sheldahl, Inc.'s Form 10-K for the year ended September 1, 1995 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
 October 12, 1995